Nature's Sunshine Reports Record First Quarter 2021 Results

- Net Sales Increase 7% to $102.4 Million, Marking Third Consecutive Quarter of Record Net Sales –

LEHI, Utah – May 6, 2021 – Nature’s Sunshine Products, Inc. (Nasdaq: NATR) (Nature’s Sunshine), a leading natural health and wellness company of high-quality herbal and nutritional products, reported financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Financial Highlights vs. Same Year-Ago Quarter

•Net sales increased 7% to a record $102.4 million compared to $95.9 million.
•GAAP net income increased significantly to $4.2 million, or $0.20 per diluted share, compared to $3.0 million, or $0.15 per diluted share.
•Non-GAAP net income per diluted share was $0.21, compared to an adjusted net income per share of $0.12.
•Adjusted EBITDA increased 20% to $11.6 million compared to $9.7 million.

Management Commentary

“We are pleased to announce that the first quarter of 2021 delivered the largest sales in the 49-year history of the company,” said Terrence Moorehead, CEO of Nature’s Sunshine. “In fact, this marked the third consecutive quarter of net sales over $100 million, which demonstrates the strength of our global strategy and our ability to effectively drive transformation. Growth was especially strong in our Asian and Latin America markets, and we saw solid performance in Europe with continued progress in North America despite a tough comparable that reflected stockpiling we saw at the start of the pandemic last March.

“We remained committed to our five global growth strategies, and in the first quarter we continued to make progress on all fronts, with strong customer growth across all markets. In particular, the global response to our new branding has been tremendous with early feedback reinforcing our initial findings that it not only energizes existing customers, but it’s also more attractive to new customers. What’s more, our “Subscribe and Thrive’ auto-ship program continues to gain traction among new and existing customers, now accounting for over a quarter of our sales in the U.S.

“For 2021, we are optimistic our momentum will continue as we launch the next phase of our customer-driven strategy. We believe we are well positioned to intensify our efforts and move forward with confidence. As the market remains dynamic, I reaffirm my confidence in the strong operational and financial foundation that our team has built.”

First Quarter 2021 Financial Results

	Net Sales by Operating Segment (Amounts in Thousands)
	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
Asia	$35,755	$30,958	15.5%	$1,973	9.1%
Europe	22,200	20,627	7.6	621	4.6
North America	37,762	38,757	(2.6)	156	(3.0)
Latin America and Other	6,704	5,584	20.1	(57)	21.1
	$102,421	$95,926	6.8%	$2,693	4.0%

Net sales in the first quarter of 2021 increased 7% to a record $102.4 million compared to $95.9 million in the year-ago quarter. The increase was due to the continued execution of business transformation initiatives, new product development, and the easing of COVID-19-related restrictions in certain key markets. Excluding foreign exchange rates, net sales in the first quarter of 2021 increased 4% compared to the year-ago quarter.

Gross margin in the first quarter was 73.7% compared to 74.3% in the year-ago quarter. The decrease in gross margin is a combination of changes in market mix, material cost increase, and changes in inventory reserves, among other factors.

Volume incentives as a percentage of net sales decreased 100 basis points to 33.4% compared to 34.4% in the year-ago quarter. The decrease in volume incentives is due to changes in market mix and growth in NSP China. The decrease also reflects expected cost savings from the September 2020 launch of our new consultant sales and compensation plan in North America and LATAM.

Selling, general and administrative expenses in the first quarter were $33.6 million compared to $31.1 million in the year‐ago quarter. The increase was primarily attributable to higher costs associated with the implementation of business transformation initiatives as well as growth in markets with higher variable costs. As a percentage of net sales, SG&A was 32.8% in the first quarter of 2021 compared to 32.4% in the year-ago quarter. Excluding the impact of current year capital allocation related expenses and prior year refunds, SG&A expenses as a percentage of net sales were 32.6% in the first quarter of 2021 compared 32.9% in the year-ago quarter.

Operating income in the first quarter of 2021 improved to $7.6 million, or 7.5% of net sales, compared to $7.2 million, or 7.5% of net sales, in the year-ago quarter. Excluding the impact of current year capital allocation related expenses and prior year refunds, operating income increased 17% to $7.8 million, or 7.6% of net sales, compared to $6.7 million, or 6.9% of net sales, in the year-ago quarter.

Other loss, net, in the first quarter of 2021 decreased to $1.9 million compared to $2.4 million in the year-ago quarter. Other loss, net, primarily consisted of foreign exchange losses as a result of net changes in foreign currencies primarily in Asia, Europe and Latin America. The provision for income taxes was $1.6 million in the first quarter of 2021 compared to $1.7 million for the year-ago quarter.

GAAP net income attributable to common shareholders increased to $4.0 million, or $0.20 per diluted common share, compared to $3.0 million, or $0.15 per diluted common share, in the first quarter of 2020. Net income attributable to NSP China increased to $0.7 million, or $0.03 per diluted common share, for the first quarter of 2021, compared to $0.2 million, or $0.01 per diluted common share, for the year-ago quarter.

Non-GAAP net income attributable to common shareholders increased to $4.1 million, or $0.21 per diluted common share, compared to $2.5 million, or $0.12 per diluted common share in the year-ago quarter. Non-GAAP net income, which is a non-GAAP financial measure, is defined here as net income from continuing operations before less-frequent items including, among other things, capital allocation initiatives and large tax refunds. A reconciliation of non-GAAP net income to GAAP net income is provided in the attached financial tables.

Adjusted EBITDA increased 20% to $11.6 million in the first quarter compared to $9.7 million in the year-ago quarter. This increase was driven primarily by the aforementioned increase in net sales. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before taxes, depreciation, amortization and other income/loss adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of Net Income to Adjusted EBITDA is provided in the financial tables herein.

Balance Sheet and Cash Flow

Net cash provided by operating activities was $2.7 million for the three months ended March 31, 2021, compared to $13.5 million provided in the prior year period. Capital expenditures during the three months ended March 31, 2021 totaled $1.0 million compared to $1.2 million in the comparable period of 2020. As of March 31, 2021, the Company had cash and cash equivalents of $91.3 million and $3.3 million of debt. On March 10, 2021, the Company announced a $1 per share special dividend payable on April 9, 2021 to shareholders of record as of March 29, 2021.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its first quarter 2021 results.

Date: Thursday, May 6, 2021
Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)
Toll-free dial-in number: 1-888-394-8218
International dial-in number: 1-323-701-0225
Conference ID: 8741061

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay http://public.viavid.com/player/index.php?id=144440 and via the Events section of the Nature’s Sunshine website https://ir.naturessunshine.com/news-events.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 20, 2021.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 8741061

About Nature’s Sunshine Products

Nature’s Sunshine Products (Nasdaq: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. Additional information about the company can be obtained at its website, www.naturessunshine.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans, strategies and financial results. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following:

•laws and regulations regarding direct selling may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;
•extensive government regulations to which the Company's products, business practices and manufacturing activities are subject;
•registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;
•legal challenges to the Company's direct selling program or to the classification of its independent consultants;
•liabilities and obligations arising from improper activity by the Company’s independent consultants;
•product liability claims;
•our cannabidiol (CBD) product line is subject to varying, rapidly changing laws, regulations, and rules;
•actions on trade relations by the U.S. and foreign governments;
•impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;
•the Company’s ability to attract and retain independent consultants;
•the loss of one or more key independent consultants who have a significant sales network;
•the Company’s joint venture for operations in China with Fosun Industrial Co., Ltd.;
•the effect of fluctuating foreign exchange rates;
•failure of the Company’s independent consultants to comply with advertising laws;
•changes to the Company’s independent consultants compensation plans;
•geopolitical issues and conflicts;
•we may be adversely affected by the ongoing coronavirus pandemic;
•negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;
•risks associated with the manufacturing of the Company's products;
•world-wide slowdowns and delays related to supply chain, ingredient shortages and logistical challenges;
•uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;
•changes in tax laws, treaties or regulations, or their interpretation;
•cybersecurity threats and exposure to data loss;
•the storage, processing, and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;
•reliance on information technology infrastructure; and
•the sufficiency of trademarks and other intellectual property rights.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

We believe presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of our foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

We have included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning non-GAAP net income, Adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations.

We utilize the non-GAAP measures of non-GAAP net income and Adjusted EBITDA in the evaluation of our operations and believe that these measures are useful indicators of our ability to fund our business. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income as an indicator of our operating performance.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. We have included a reconciliation of Net Income to Adjusted EBITDA, the most comparable GAAP measure. We have also included a reconciliation of GAAP net income to Non-GAAP net income and Non-GAAP Adjusted EPS, in the financial tables herein.

Net sales in local currency removes, from net sales in U.S. dollars, the impact of changes in exchange rates between the U.S. dollar and the functional currencies of our foreign subsidiaries. This is accomplished by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period.

We believe presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of our foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Investor Relations:

Gateway Investor Relations
Cody Slach
1-949-574-3860
NATR@gatewayir.com

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net sales	$102,421	$95,926
Cost of sales	26,979	24,681
Gross profit	75,442	71,245

Operating expenses:
Volume incentives	34,255	33,018
Selling, general and administrative	33,552	31,065
Operating income	7,635	7,162
Other loss, net	(1,933)	(2,410)
Income before provision for income taxes	5,702	4,752
Provision for income taxes	1,550	1,746
Net income	4,152	3,006
Net income attributable to noncontrolling interests	136	44
Net income attributable to common shareholders	$4,016	$2,962

Basic and diluted net income per common share:

Basic earnings per share attributable to common shareholders	$0.20	$0.15

Diluted earnings per share attributable to common shareholders	$0.20	$0.15

Weighted average basic common shares outstanding	19,794	19,453
Weighted average diluted common shares outstanding	20,236	19,589

Dividends declared per common share	$1.00	$—

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$91,253	$92,069
Accounts receivable, net of allowance for doubtful accounts of $451 and $454, respectively	9,858	7,375
Inventories	46,510	47,683
Prepaid expenses and other	7,178	6,938
Total current assets	154,799	154,065

Property, plant and equipment, net	52,552	54,355
Operating lease right-of-use assets	18,884	20,210
Investment securities - trading	971	989
Deferred income tax assets	7,915	8,693
Other assets	10,710	11,186
Total assets	$245,831	$249,498

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$6,939	$6,486
Accrued volume incentives and service fees	20,808	19,481
Accrued liabilities	25,104	31,710
Accrued dividends payable	19,858	—
Deferred revenue	1,673	2,092
Related party notes payable	1,221	1,200
Income taxes payable	1,678	2,387
Current portion of operating lease liabilities	4,629	4,992
Current portion of note payable	1,216	1,306
Total current liabilities	83,126	69,654

Liability related to unrecognized tax benefits	82	92
Long-term portion of operating lease liabilities	15,577	16,412
Long-term note payable	2,110	2,418
Deferred compensation payable	971	989
Deferred income tax liabilities	1,241	1,391
Other liabilities	1,226	1,308
Total liabilities	104,333	92,264

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 19,915 and 19,697 shares issued and outstanding, respectively	139,402	139,311
Retained earnings	10,188	26,030
Noncontrolling interest	1,984	1,848
Accumulated other comprehensive loss	(10,076)	(9,955)
Total shareholders’ equity	141,498	157,234
Total liabilities and shareholders’ equity	$245,831	$249,498

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,152	$3,006
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	—	17
Depreciation and amortization	2,736	2,602
Non-cash lease expense	1,311	1,270
Share-based compensation expense	1,005	394
Tax benefit from the exercise of stock options	—	159
Loss on sale of property, plant and equipment	—	6
Deferred income taxes	561	249
Purchase of trading investment securities	(16)	(11)
Proceeds from sale of trading investment securities	175	73
Realized and unrealized (gains) losses on investments	(16)	96
Foreign exchange losses	1,529	2,400
Changes in assets and liabilities:
Accounts receivable	(2,689)	1,318
Inventories	536	234
Prepaid expenses and other current assets	(272)	165
Other assets	24	31
Accounts payable	598	704
Accrued volume incentives and service fees	1,644	4,356
Accrued liabilities	(6,248)	(2,206)
Deferred revenue	(394)	406
Lease liabilities	(1,170)	(1,187)
Income taxes payable	(699)	(335)
Liability related to unrecognized tax positions	(10)	(73)
Deferred compensation payable	(22)	(158)
Net cash provided by operating activities	2,735	13,516
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(983)	(1,209)
Net cash used in investing activities	(983)	(1,209)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of long-term debt	(397)	—
Payments related to tax withholding for net-share settled equity awards	(914)	—
Tax benefit from exercise of stock options	—	(159)
Net cash used in financing activities	(1,311)	(159)
Effect of exchange rates on cash and cash equivalents	(1,257)	(1,632)
Net increase (decrease) in cash and cash equivalents	(816)	10,516
Cash and cash equivalents at the beginning of the period	92,069	53,629
Cash and cash equivalents at the end of the period	$91,253	$64,145
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$2,026	$1,224
Cash paid for interest	50	3

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net income	$4,152	$3,006
Adjustments:
Depreciation and amortization	2,736	2,602
Share-based compensation expense	1,005	394
Other loss, net*	1,933	2,410
Provision for income taxes	1,550	1,746
Other adjustments (1)	175	(500)
Adjusted EBITDA	$11,551	$9,658

(1) Other adjustments
Capital allocation & other expenses	$175	$—
VAT refund	—	(500)
Total adjustments	$175	$(500)

* Other loss, net is primarily comprised of foreign exchange (gains) losses, interest income, and interest expense.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO
NON-GAAP NET INCOME and NON-GAAP ADJUSTED EPS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net income	$4,152	$3,006
Adjustments:
Capital allocation and other unusual expenses	175	—
VAT refund	—	(500)
Tax impact of adjustments	(52)	—
Total adjustments	123	(500)
Non-GAAP net income	$4,275	$2,506

Reported income attributable to common shareholders	$4,016	$2,962
Total adjustments	123	(500)
Non-GAAP net income attributable to common shareholders	$4,139	$2,462

Basic income per share, as reported	$0.20	$0.15
Total adjustments, net of tax	0.01	(0.03)
Basic income per share, as adjusted	$0.21	$0.12

Diluted income per share, as reported	$0.20	$0.15
Total adjustments, net of tax	0.01	(0.03)
Diluted income per share, as adjusted	$0.21	$0.12